[logo]
                                                                 ARTHUR ANDERSEN


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on Pioneer Funds Distributor, Inc. dated February 4, 2000 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 3 and to Registration Statement No. 333-42113.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 27, 2000


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                                                                 [logo]
                                                                 ARTHUR ANDERSEN


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Plans dated April 7, 2000 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 3 to Registration Statement No. 333-42113.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 27, 2000